UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 7, 2004

Apollo Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4615 East Elwood Street, Phoenix, AZ		85040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(480) 966-5394

Not Applicable
______________________________________________
Former name or former address, if changed since last report

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Item 7.01. Regulation FD Disclosure.

On September 7, 2004, Apollo Group, Inc. reported via press release that University of Phoenix has received approval for expansion into Mexico. In addition, the Company has reached agreement with the United States Department of Education to resolve both the Office of the Inspector General audits of Institute for Professional Development client institutions and the University of Phoenix program review. A copy of this press release is attached hereto as Exhibit 99.1.

Earlier today, on a conference call, Todd S. Nelson, Chairman and CEO of Apollo Group, Inc. stated that the Company has reached agreement with the United States Department of Education to resolve the audits of the educational programs provided pursuant to contractual arrangements between The Institute for Professional Development and its client institutions. In connection with the agreement Apollo will pay the Department of Education $4.4 million.

In addition, he stated that they had resolved the program review of University of Phoenix. The settlement of the program review contains no admission or concession of any liability, wrongdoing, or violation whatsoever and includes a payment of $9.8 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc. (Registrant)

September 7, 2004	By:	Kenda B. Gonzales

Name: Kenda B. Gonzales
Title: Chief Financial Officer, Secretary, and Treasurer

Apollo Group, Inc. (Registrant)

September 7, 2004	By:	Daniel E. Bachus

Name: Daniel E. Bachus
Title: Chief Accounting Officer and Controller

Apollo Group, Inc. (Registrant)

September 7, 2004	By:	Todd S. Nelson

Name: Todd S. Nelson
Title: Chairman and CEO

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Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release dated September 7, 2004